CASE NO. CV-C-03-1007


   IN THE FOURTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA
                  IN AND FOR THE COUNTY OF ELKO
______________________________________

ANTICLINE URANIUM, INC., a Nevada
corporation,
                                   ORDER GRANTING PETITION OF
               Petitioner,              FAIRNESS

and

LIPIDVIRO TECH, INC., a Utah
corporation,

               Respondent.
_______________________________________

          The above entitled matter came before the Honorable J. Michael Memeo on Petitioner's Petition for Fairness Hearing, on January 12, 2004, at 10:30 a.m. Petitioner was represented by David D. Loreman.

          The Court, having reviewed the pleadings in the file, and being fully advised in the matter,

          HEREBY FINDS AND ORDERS AS FOLLOWS:

          1. Petitioner has filed a Petition for Fairness Hearing pursuant to Section 3(a)(10) of the Securities Act of 1933, whereby it requested a determination that the terms under which securities are to be issued to the shareholders of Petitioner, pursuant to an agreement and Plan of Reorganization, are fair to Petitioner's shareholders.

          2. Based upon the Petition, the Agreement and Plan of Reorganization, the acceptance of the terms by Petitioner's shareholders and the information concerning the business and finances of the companies, al of which was proffered at the hearing by counsel, the Court finds that the terms and conditions of the issuance and exchange of securities pursuant to the Agreement and Plan of Reorganization between the parties to be fair to the shareholders of Petitioner.

          3. The Court hereby Orders that the securities to be issued pursuant to the Agreement and Plan of Reorganization between the parties be issued consistent with this Order and the Petition.

          DATED this 14th day of January, 2004.


                              /s/ J. Michael Memeo
                              -------------------------------------
                              J. Michael Memeo
                              District Court Judge